Exhibit 99.1

Lite Strategy Announces $25M Share Repurchase Program, Signalling Shift From Initial Litecoin Accumulation to Active Capital Market Operations

LITS Board of Directors Reaffirms Commitment to Driving Long-Term Stockholder Value

San Diego, CA -- Oct. 29, 2025 – Lite Strategy, Inc. (NASDAQ: LITS) (“Lite Strategy” or “LITS”) today announced its Board of Directors has authorized a program to repurchase shares of the Company’s Common Stock, par value $0.00000002 per share (the “Common Stock”), up to an aggregate amount of $25 million. The share repurchase program is effective immediately, and provides for shares to be repurchased in the open market or through negotiated transactions.

“Our top priority is to enhance stockholder value,” said Board Member Joshua Riezman, U.S. Chief Strategy Officer at GSR, which is advising the Company on its treasury strategy. “and the share repurchase program is one of the tools LITS can now use to optimize its nearly 1 million Litecoin treasury and deliver potentially accretive returns to stockholders. When LITS trades at a material discount to mNAV, we have the ability to use the repurchase program to step in and buy back shares. Conversely, when the stock trades at a premium to mNAV, we can use our existing at-the-market offering program to sell stock in order to raise capital to acquire additional Litecoin over the long-term. This disciplined flexibility has the potential to set true active digital asset treasury companies apart from passive structures like exchange-traded funds, by being able to adapt and monetize changing market conditions.”

The Company may in the future enter into a Rule 10b5-1 trading plan to effect a portion of the authorized purchases, if criteria set forth in the plan are met. Such a plan would enable the Company to repurchase its shares during periods outside of its normal trading windows, when the Company typically would not be active in the market.

The time of purchases and the exact number of shares to be purchased under the share repurchase program will depend on market conditions. The share repurchase program does not include specific price targets or timetables and may be suspended or terminated by the Company at any time. The Company intends to finance the purchases using available working capital.

About Lite Strategy, Inc. (LITS)

Lite Strategy, Inc. (NASDAQ: LITS) is the first U.S.-listed public company to adopt Litecoin as its primary reserve asset. Formerly MEI Pharma, the Company has expanded its business model beyond its portfolio of drug candidates to focus on pioneering institutional-grade digital asset treasury strategies, in partnership with leading innovators across blockchain, finance, and technology.

For more information, please visit https://litestrategy.com/.

Forward-Looking Statements

Certain information contained in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding our future actions, prospective products and activities, future performance or results. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, risk relating to being able to repurchase our shares in the market on attractive e terms or at all, maintaining our current listing on Nasdaq, our ability to retain and attract senior management and other key employees, fluctuations in the market price of LTC and any associated impairment charges that we may incur as a result of a decrease in the market price of LTC below the value at which LTC is carried on our balance sheet, changes in the accounting treatment relating to our LTC holdings, our ability to achieve profitable operations, government regulation of cryptocurrencies and online betting, changes in securities laws or regulations, customer acceptance of new products and services including our LTC treasury strategy, the demand for our products and our customers’ economic condition, the impact of competitive products and pricing, our proprietary rights, general economic conditions and other risk factors detailed in our annual report and other filings with the SEC. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

Contacts:

Justin J. File

Acting CEO, CFO

858-369-7199

investor@litestrategy.com

Source: Lite Strategy, Inc.